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                                 EXHIBIT 99.18

              FORM OF STOCK OPTION ASSUMPTION FOR OPTIONS GRANTED

          UNDER THE PLATO SOFTWARE CORPORATION 1998 SHARE OPTION PLAN
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                                                                   EXHIBIT 99.18
                          GENESYS TELECOMMUNICATIONS
                              LABORATORIES, INC.

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                            STOCK OPTION ASSUMPTION

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                          OPTIONS GRANTED PURSUANT TO
                          PLATO SOFTWARE CORPORATION
                            1998 SHARE OPTION PLAN

Optionee:         (Name)

                  STOCK OPTION ASSUMPTION effective as of the 30th day of December, 1998 by Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Plato Software Corporation, a Delaware corporation ("Plato"), which were granted to Optionee on September 10, 1998 under the Plato Software Corporation 1998 Share Option Plan (the "Plato Plan") and are evidenced by an Option Agreement (the "Option Agreement") between Plato and Optionee.

                  WHEREAS, Plato has been acquired by Genesys through the purchase by Genesys of all of the issued and outstanding shares of the capital stock of Plato (the "Acquisition") pursuant to the Agreement and Plan of Reorganization, dated as of December 9, 1998 (as amended), by and between Genesys, Plato and Genpla Inc. (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require Genesys to assume all obligations of Plato with respect to the outstanding options under the Plato Plan at the timely consummation of the Acquisition.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Acquisition is 0.025 of a share of Genesys common stock ("Genesys Stock") for each outstanding share of Plato common stock ("Plato Stock").

                  WHEREAS, this assumption is effective as of December 30, 1998 (the "Effective Time"), and reflects certain adjustments to Optionee's outstanding options under the Plato Plan, which have become necessary by reason of the assumption of those options by Genesys in connection with the Acquisition.

                  NOW, THEREFORE, it is hereby provided as follows:

                  1. The number of shares of Plato Stock subject to the options held by Optionee immediately prior to the effective time (the "Plato Options") and the exercise price payable per share pursuant to each such option are set forth in Schedule I hereto. Genesys hereby assumes, as of the effective time, all the duties and obligations of Plato under each of the Plato Options. In connection with such assumption, the number of shares of Genesys Stock
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purchasable under each Plato Option hereby assumed, and the exercise price payable thereunder, have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Genesys Stock subject to each Plato Option hereby assumed shall be as specified for that option in attached Schedule I, and
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the adjusted exercise price payable per share of Genesys Stock under each such assumed Plato Option shall also be as indicated for that option in attached
Schedule I.
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               2. The intent of the foregoing adjustments to each assumed Plato
Option is to assure that the spread between the aggregate fair market value of the shares of Genesys Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this assumption will, immediately after the consummation of the Acquisition, be not less than the spread which existed, immediately prior to the Acquisition, between the then aggregate fair market value of the Plato Stock subject to the Plato Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Acquisition, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Plato Option immediately prior to the Acquisition

               3. The following provisions shall govern each Plato Option hereby assumed by Genesys:

                  (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plato Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Genesys, (ii) to "Stock" and "Shares" shall mean shares of Genesys Stock, (iii) to the "Board" shall mean the Board of Directors of Genesys, (iv) to the "Committee" shall mean the Compensation Committee of the Genesys Board of Directors, and (v) to the "Plan Administrator" shall mean the Compensation Committee of the Genesys Board of Directors.

                  (b) The grant date and the expiration date of each assumed Plato Option and all other provisions which govern either the exercise or the termination of the assumed Plato Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Genesys Stock.

                  (c) Each Plato Option held by Optionee shall be assumed by Genesys as of the Effective Time. The shares subject to each such assumed Plato Option shall continue to vest in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time, with the number of shares of Genesys Stock subject to each such installment adjusted to reflect the Exchange Ratio. Accordingly, no acceleration of vesting under the Plato Option held by Optionee shall be deemed to occur by reason of the Acquisition, and the vesting dates under each applicable Option Agreement shall remain the same following the Acquisition.

                                       2.
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               (d)  The adjusted exercise price payable for the Genesys Stock subject to each assumed Plato Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option, provided that any shares of Genesys Stock delivered in payment of the exercise price must have been held for six (6) months. For purposes of determining the holding period of any shares of Genesys Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Plato Stock prior to the Acquisition shall be taken into account.

               (e) In order to exercise each assumed Plato Option, Optionee must deliver to Genesys a written notice of exercise in which the number of shares of Genesys Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Genesys Stock and should be delivered to Genesys at the following address:

                    Genesys Telecommunications Laboratories, Inc.
                    1155 Market Street
                    San Francisco, California 94103
                    Attention:  Stock Administrator

          4. Except to the extent specifically modified by this Stock Option Assumption, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption.

          IN WITNESS WHEREOF, Genesys Telecommunications Laboratories, Inc. has caused this Stock Option Assumption to be executed on its behalf by its duly-authorized officer as of the ____ day of _______ _, 1999.

                                             GENESYS TELECOMMUNICATIONS
                                             LABORATORIES, INC.


                                             By: ________________________

                                             Title:______________________

                                ACKNOWLEDGMENT

          The undersigned acknowledges receipt of the foregoing Stock Option Assumption and understands that all rights and liabilities with respect to each of his or her Plato Options hereby assumed by Genesys are as set forth in the Option Agreement, the Plato Plan and such

                                       3.
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Stock Option Assumption, and no other agreements exist with respect to his or her Plato Options. The undersigned also acknowledges that except to the extent specifically modified by this Stock Option Assumption, all of the terms and conditions of the Option Agreement as in effect immediately prior to the Effective Time shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption. The undersigned further acknowledges that the Plato Options described in Schedule I hereto constitute all of the options or other rights to purchase Plato Stock that he or she owned immediately prior to the Effective Time.


                                             _________________________________
                                             (Name), OPTIONEE

DATED: __________________,1999

                                       4.
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                                  SCHEDULE I
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                         Number of Shares                Exercise Price

Plato Option              (Plato_Shares)                  (Plato_Price)

Genesys Option           (Genesys_Shares)                (Genesys_Price)